Exhibit 99.1

2280 North Greenville Avenue, Richardson, TX 75082

Contact:	Mike Kovar
Chief Financial Officer
Fossil, Inc.
(972) 699-6811

Investor Relations:	Allison Malkin
ICR, Inc.
(203) 682-8200

FOSSIL ANNOUNCES DEPARTURE OF PRESIDENT AND COO, MICHAEL W. BARNES

Richardson, TX. September 29, 2010 — Fossil, Inc. (Nasdaq GS: FOSL) (the “Company”) today announced the resignation of Michael W. Barnes from his position as President, Chief Operating Officer and Director of the Company, effective November 30, 2010. Mr. Barnes has accepted the position of Chief Executive Officer of Signet Jewelers Limited.

Kosta Kartsotis, Chairman of the Board and Chief Executive Officer, stated, “Mike joined our Company in 1985 at the very beginning of its development. Over the past twenty-five years, Mike has made many significant contributions to the growth and success of FOSSIL. He assisted us as we expanded from a single, domestic watch brand to a global business operating across multiple product lines, distribution channels and geographies. His presence and leadership will be missed.”

Mr. Kartsotis added, “Mike has also played an integral role in helping us develop a strong, tenured leadership team with a depth of experience across our Company. This will enable us to transition Mike’s responsibilities within our organization and I am confident in our ability to perform this process seamlessly.”

Mr. Barnes commented, “I am pleased that Fossil is so well-positioned during this time. The Company is enjoying strong momentum and has significant and sustainable growth opportunities. FOSSIL also possesses a talented team and I look forward to watching the Company continue to execute its growth strategies in the near and long term.”

Safe Harbor

Certain statements contained herein that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are changes in economic trends and financial performance, changes in consumer demands, tastes and fashion trends, lower levels of consumer spending resulting from a general economic downturn, shifts in market demand resulting in inventory risks, changes in foreign currency rates, and the outcome of current and possible future litigation, as well as the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2010 and its Form 10-Q reports filed with the Securities and Exchange Commission (the “SEC”).

About Fossil

Fossil is a global design, marketing and distribution company that specializes in consumer fashion accessories. The Company’s principal offerings include an extensive line of men’s and women’s fashion watches and jewelry sold under proprietary and licensed brands, handbags, small leather goods, belts, sunglasses, cold weather products, footwear, and apparel. In the watch and jewelry product category, the Company’s offerings include a diverse portfolio of globally recognized proprietary and licensed brand names under which its products are marketed. The Company’s extensive range of accessories products, brands, distribution channels and price points allows it to target style-conscious consumers across a wide age spectrum on a global basis. The Company’s products are sold to department stores, specialty retail stores, and specialty watch and jewelry stores in the U.S. and in over 100 countries worldwide through 23 company-owned foreign sales subsidiaries and a network of over 60 independent distributors. The Company also distributes its products in 354 company owned and operated retail stores and through international e-commerce websites and the Company’s U.S. e-commerce website at www.fossil.com, where certain product, press release and SEC filing information concerning the Company is also available.

END OF RELEASE

2